Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-01620, No. 333-34693, No. 333-34695, No. 333-46887, No. 333-75361, No. 333-56149, No. 333-30734, No. 333-30736, No. 333-63158, No. 333-42653, No. 333-86550 and No. 333-86556) of DaVita Inc. of our report dated February 24, 2005 relating to the combined financial statements of Gambro Healthcare US, which appears in the Current Report on Form 8-K of DaVita Inc. dated October 4, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Denver, Colorado

November 29, 2005